Exhibit 99(c)

Statement Under Oath of Principal Executive Officer and Principal Financial Officer
Regarding Facts and Circumstances Relating to Exchange Act Filings

I, Charles K. Gifford, President and Chief Executive Officer of FleetBoston Financial Corporation, state and attest that:

(1)	To the best of my knowledge, based upon a review of the covered reports of FleetBoston Financial Corporation, and, except as corrected or supplemented in a subsequent covered report:

•	no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•	no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)	I have reviewed the contents of this statement with the Audit Committee of the Board of Directors of FleetBoston Financial Corporation.

(3)	In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•	the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Commission;

•	all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of FleetBoston Financial Corporation filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•	any amendments to any of the foregoing.

/s/ CHARLES K. GIFFORD Charles K. Gifford President and Chief Executive Officer August 14, 2002	Subscribed and sworn to before me this 14th day of August 2002. /s/ HELEN M. ATKINSON Notary Public My Commission Expires March 6, 2009